EXHIBIT 5.1

DAVID M. DOBBS P.C.                                         ATTORNEY & COUNSELOR
--------------------------------------------------------------------------------
8655 VIA DE VENTURA, SUITE G-200                                  DAVID M. DOBBS
SCOTTSDALE, ARIZONA 85258
(480) 922-0077 Telephone
(928) 468-8118 Fax
david.dobbs@azbar.org E-mail

June 23, 2004

National Scientific Corporation
14455 North Hayden Road
Suite 202
Scottsdale, Arizona 85260

Re: National Scientific Corporation Registration Statement on Form SB-2

Gentlemen:

We have acted as special counsel to National Scientific Corporation, Texas corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") on a registration statement on Form SB-2 (the "Registration Statement"). The Registration Statement relates to the registration of 10,334,266 shares of the Company's common stock (the "Shares") to be sold by the Selling Securityholders identified in the Registration Statement and the registration for resale of 10,669,197 shares (the "Warrant Shares") of common stock underlying warrants (the "Warrants") issued to the Selling Securityholders.

In our capacity as counsel to the Company and for purposes of providing the opinion specified in this letter, we have examined the Registration Statement, the Articles of Incorporation as amended and the Bylaws each as currently in effect, certain resolutions of the Board of Directors of the Company and such other documents and certificates of public officials and certificates of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. For these purposes, we have relied upon information provided by (i) public officials, (ii) officers of the Company, and
(iii) other persons as to certain factual matters, and we have made no independent investigation thereof. We have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity to the original documents of all documents submitted to us as certified or photostatic copies, and (iv) the authenticity of the originals of the latter documents.

     1. Based upon the foregoing it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

     2. The Warrant Shares have been duly authorized and, when issued against payment of the requisite exercise price, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

David M. Dobbs, P.C.

/s/ David M. Dobbs
----------------------------
By: David M. Dobbs, President